Exhibit 99.2

AMENDMENT TO $51,384,000.00 PROMISSORY NOTE BETWEEN ORBITAL ENERGY GROUP, INC. AND TIDAL POWER GROUP LLC

WHEREAS the Parties hereto, ORBITAL ENERGY GROUP, INC. (“OEG”), on the one hand, and TIDAL POWER GROUP LLC (“TIDAL”), on the other hand, entered into that certain Promissory Note in the original principal amount of $51,384,000.00 on November 16, 2021 (the “Note”);

WHEREAS the Parties wish to amend the Note to extend the Maturity Date from May 16, 2022 to May 31, 2023.

THE PARTIES therefore agree as follows:

1.

This Amendment is entered into pursuant to Paragraph No. 4 Amendment of the Note as of March 29 , 2022 (the “Effective Date”) and is subject to the payment by OEG of all amounts payable to Tidal under that certain Modification Agreement of even date herewith.

2.

This Amendment modifies only the specific terms set forth herein and only to the extent specifically set forth herein and does not in any way effect the force and effect of other provisions within the Note.

3.

In exchange for the payment set forth in the Modification Agreement, the Maturity Date set forth in the Note shall be amended to be May 31, 2023 and any reference in the Note to the Maturity Date shall refer to May 31, 2023.

AGREED TO AND ACCEPTED:

TIDAL POWER GROUP LLC,

A Texas limited liability company, in its capacity as Holder.

/s/              Monty Janak

By:         Monty Janak Title: Manager

ORBITAL ENERGY GROUP, INC.,

a Colorado corporation

/s/             William J. Clough

By:         William J. Clough

Title: Executive Chairman & CLO

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